1566355

FILED LBO
Secretary of State
State of California

OCT 1 3 2020

A0848182

FOMO CORP

1PC

AMENDMENT TO THE CERTIFICATE OF DETERMINATION OF THE PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK OF FOMO CORP.

The undersigned, Vikram Grover, does hereby certify that he is the duly elected and acting President and Secretary of FOMO CORP., a California corporation (the "Corporation").

78,000,000 shares of the authorized Preferred Stock are designated as Series A Convertible Preferred Stock ("Series A Preferred") of which 3,000,000 shares of Series A Convertible Preferred Stock have been issued.

Pursuant to authority given by the Corporation's Articles of Incorporation (the "Articles of Incorporation"), the Board of Directors of the Corporation has duly adopted the following recitals and resolutions in accordance with the relevant provisions of Sections 902, 903, 904, 905 and 908 of the California Corporations Code:

Section 2 of the Certificate of Determination of the Preferences and Rights of Series A Convertible Preferred Stock of FOMO CORP. filed December 30, 2019 is hereby amended as follows:

- Subject to applicable provisions of the California Corporations Code, the holders of outstanding shares of the Series A Preferred Stock shall be entitled to receive dividends payable in Series A Preferred Stock or in cash at the option of the Corporation, if, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefore, at the rate of $0.0035 per share per annum (as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), payable in preference and priority to any payment of any dividend on the Common Stock and payable as the Board of Directors may from time to time determine. The right to such dividend on the Series A Preferred Stock shall be cumulative, and the right to such dividends shall accrue to the holders of the Series A Preferred Stock irrespective of the Board's failure to declare and set apart dividends thereon for any given period as herein provided. If the Board of Directors shall elect to make further distribution of dividends after all dividends on the Series A Preferred Stock, as required by this Section 2 shall have been paid or declared and set apart for payment to the holders of the Series A Preferred Stock, such dividends shall be made with priority to all classes of Preferred Stock equally prior to any dividends applying to Common Stock.
- Subject to applicable provisions of the California Corporations Code, the Series A Preferred Stock shall convert on the basis of one (1) Series A Preferred Share into fifty (50) Common Shares, vote on a (1) for fifty (50) basis, and have a par value of $0.0001.

The Amendment was approved by the required vote of the shareholders in accordance with California Corporations Code Section 902, 903 and 904 and 905(c).

A0848182

FOMO CORP

The total number of outstanding shares of each class entitled to vote with respect to the amendment was as follows: Common Shares – 3,603,591,867, Series A Preferred Shares - 3,000,000, Series B Preferred Shares - 575,000, Series C Preferred Shares - 1,000,000.

The number of votes in favor of the amendment was 1,968,741,073 common shares (1,968,741,073 votes; 54.6%), 2,000,000 Series A Preferred Shares (40,000,000 votes; 66.7%), 525,000 Series B Preferred Shares (525,000,000 votes; 91.3%) and 1,000,000 Series C Preferred Shares (10.0 billion votes; 100.0%).

The total number of votes of shareholders voting for the Amendment was 12,533,741,073 out of a total number of votes able to vote on the Amendment of 14,238,591,867, which was 88.0% and exceeded the vote required of 50.0%.

Further, as required by Section 3(b) as per the Certificate of Determination of the Series A Preferred Shares filed on April 15, 2019, holders of 2,000,000 shares of Series A Preferred Stock (40,000,000 votes; 66.7%) voted in favor of the Amendment, which exceeded the vote required of the Series A Preferred shareholders of 50.0%.

IN WITNESS WHEREOF, FOMO CORP.'s Board of Directors has approved the aforementioned amendment to the Certificate of Determination of the Preferences and Rights of Series A Convertible Preferred Stock of FOMO CORP. filed December 30, 2019.

IN WITNESS WHEREOF, FOMO CORP. has caused this Amendment to the Certificate of Determination of the Preferences and Rights of Series A Convertible Preferred Stock filed on December 30, 2019 to be duly executed by its President and Secretary this 6th Day of October 2020.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

Vikram Grover
President & Secretary
FOMO CORP.

October 6, 2020